UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (888) 810-5760

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On May 21, 2026, Eric Finnsson, a member of the Board of Directors (the “Board”) of Beeline Holdings, Inc. (the “Company”), notified the Company of his decision to resign from the Board, effective June 30, 2026. Mr. Finnsson’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Prior to Mr. Finnsson’s resignation, the Company had six directors. Mr. Finnsson was a member of the Eastside Board of Directors prior to the October 2024 merger, and the Company believed it was important to maintain an additional director position to facilitate the integration process. Following Mr. Finnsson’s resignation, the Board now consists of five directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer